Exhibit 99.5

ADMINISTRATION AGREEMENT

This ADMINISTRATION AGREEMENT dated as of ___, 20__ (as amended from time to time, the “Agreement”), among MRU STUDENT LOAN TRUST 20__-__, a Delaware statutory trust (the “Issuer”), ______________, a ____________, not in its individual capacity but solely as Owner Trustee (the “Owner Trustee”), ______________, a ______________, in its capacity as trustee under the Indenture (hereinafter defined) (the “Indenture Trustee”) [and as back-up administrator hereunder (the “Back-up Administrator”)], MRU ABS II LLC, a Delaware limited liability company (the “Depositor”) and MRU HOLDINGS, INC., a Delaware corporation (the “Administrator”).

WHEREAS, the Issuer is issuing its (a) Student Loan Asset Backed Notes (the “Notes”) pursuant to the Indenture dated as of ___, 20__ (the “Indenture”), between the Issuer and the Indenture Trustee, and (b) its trust certificates (the “Trust Certificates”) pursuant to the Amended and Restated Trust Agreement dated as of ___, 20__ (the “Trust Agreement”) between the Owner Trustee and the Depositor.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement or the Indenture (the Trust Agreement and the Indenture are referred to collectively herein as the “Basic Documents”);

WHEREAS, pursuant to the Basic Documents, the Issuer, the Owner Trustee and the Depositor are required to perform certain duties in connection with (a) the Financed Student Loans and other collateral pledged pursuant to the Indenture (the “Collateral”), (b) the Notes and (c) the Trust Certificates;

WHEREAS, the Issuer, the Owner Trustee and the Depositor desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the Basic Documents and any other documents signed by the Owner Trustee on behalf of the Issuer (collectively, the “Trust Related Agreements”) and to provide such additional services consistent with the terms of this Agreement and the Trust Related Agreements as the Issuer, the Owner Trustee and the Depositor may from time to time request; and

WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer, the Owner Trustee and the Depositor on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.	Duties of the Administrator.
(a)	Duties with respect to the Trust Related Agreements.

(i)        The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer under the Trust Related Agreements. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Trust Related Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Trust Related Agreements. The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons or entities of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Trust Related Agreements. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Trust Related Agreements including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture:

(A)      Directing the Indenture Trustee, by Issuer Order, to deposit moneys with Paying Agents, if any, other than the Indenture Trustee;

(B)      Preparing and delivering notice to the Noteholders of any removal of the Indenture Trustee and the appointment of a successor Indenture Trustee;

(C)      Preparing an Issuer Order and Officer’s Certificate and obtaining an Opinion of Counsel, if necessary, for any release of property of the Indenture Trust Estate;

(D)      Preparing Issuer Requests and obtaining Opinions of Counsel with respect to the execution of amendments to the Indenture and the Trust Agreement and mailing notices to the Noteholders with respect to such amendments;

(E)       Paying all expenses in connection with the issuance of the Notes; and

(F)       Providing instructions to the Indenture Trustee as required by Sections 8.02, 8.06, 8.08 and 8.10 of the Indenture.

(ii)	MRU Holdings, Inc., as the initial Administrator, will:

(A)      Indemnify the Indenture Trustee in its individual capacity and any of its officers, directors, employees, affiliates and agents against any and all losses, claims, actions, suits, damages, liabilities, costs, penalties, taxes (excluding taxes payable by it on any compensation received by it for its services as Indenture Trustee) or expenses (including attorneys’ fees and expenses) arising out of or in connection with (a) actions taken by it pursuant to instructions given by the Administrator pursuant to this Agreement; or (b) any action, or failure to act, by the Administrator in the performance of the Administrator’s duties hereunder. Neither the Issuer nor the Administrator need to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, gross negligence or bad faith. Indemnification under this Section shall survive the resignation or removal of the Administrator or Indenture Trustee, as applicable, or the termination of this Agreement.

(B)      Indemnify the Issuer and the Owner Trustee and their respective agents for, and hold them harmless against, any losses, liability or expense, including reasonable attorneys fees’ and expenses, incurred in the absence of willful misconduct, negligence or bad faith on the part of the Issuer and the Owner Trustee and their respective agents, arising out of the willful misconduct, negligence or bad faith of the Administrator in the performance of the Administrator’s duties contemplated by this Agreement;

provided, however, that the Administrator shall not be required to indemnify the Issuer or the Owner Trustee pursuant to Section 1(a) (ii)(A) or (B) of this Agreement so long as the Administrator has acted pursuant to the instructions of the Issuer, the Depositor, the Indenture Trustee or the Owner Trustee in accordance with Sections 1(c) or 1(d) of this Agreement; and

(C)      Pay to the Owner Trustee its fees and expenses as are set forth in Section 8.01 of the Trust Agreement.

(b)	[Intentionally Omitted]
(c)	Additional Duties.

(i)        In addition to the duties of the Administrator set forth above, the Administrator shall perform, or cause to be performed, its duties and obligations and the duties and obligations of the Owner Trustee on behalf of the Issuer under the Indenture and the Trust Agreement including, without limitation, those duties and obligations set forth on Schedule A hereto. In furtherance thereof, the Issuer shall execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator as the attorney-in-fact of the Issuer, for the purpose of executing on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions as are required to be executed by the Issuer pursuant to such agreements. Subject to Section 5 of this Agreement, and in accordance with the directions of the Issuer, the Depositor or the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Trust Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer, the Depositor, the Indenture Trustee or the Owner Trustee, in writing, and are reasonably within the capability of the Administrator. The Administrator agrees to perform such obligations and deliver such notices as are specified as to be performed or delivered by the Administrator under the Indenture and the Trust Agreement.

(ii)       In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer, the Indenture Trustee, or the Owner Trustee, and shall be, in the Administrator’s reasonable opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

(iii)      In carrying out any of its obligations under this Agreement, the Administrator may act either directly or through agents, attorneys, accountants, independent contractors and auditors and may enter into agreements with any of them.

(iv)      In carrying out its duties under this Agreement with respect to delinquent or defaulted Student Loans, the Administrator may retain and employ agents to collect on such Student Loans and to commence any actions or proceedings the agents deem necessary in connection with such collection efforts on such Student Loans.

(d)	Non-Ministerial Matters.

(i)        With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not be under any obligation to take any action, and in any event shall not take any action unless the Administrator shall have received instructions from the Owner Trustee or the Certificateholders, in accordance with the Trust Agreement. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(A)      The amendment of or any supplement to the Trust Related Agreements;

(B)      The initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer, except for claims or lawsuits initiated in the ordinary course of business by the Issuer or their respective agents or nominees for the collection of the Student Loans owned by the Issuer;

(C)      The appointment of successor administrators and successor indenture trustees pursuant to the Indenture, or the consent to the assignment by the Administrator or Indenture Trustee of its obligations under the Indenture; and

(D)	The removal of the Indenture Trustee.

(ii)       Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not (A) make any payments to the Noteholders under the Trust Related Agreements, (B) sell the Collateral pursuant to the Indenture or (C) take any action that the Issuer directs the Administrator not to take on its behalf.

2.          Records. The Administrator shall maintain appropriate books of account and records, relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Indenture Trustee, the Noteholders and the Certificateholders at any time upon prior written notice and during normal business hours. The Administrator shall maintain or cause to be maintained the books of the Trust on a fiscal year basis using the accrual method of accounting, in accordance with generally accepted accounting principals, and shall comply with the other requirements set forth in Section 5.04 of the Trust Agreement.

3.          Compensation. As compensation for the performance of the Administrator’s obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to: a fee (the “Administration Fee”) allocable on each Distribution Date equal to $_____ per annum. On each Distribution Date, all Administration Fees allocated and unpaid to the Administrator as of such Distribution Date shall be payable to the Administrator in accordance with Section 8.02(d) of the Indenture.

The payment of the foregoing fees and expenses shall be solely an obligation of the Issuer.

4.          Additional Information to be Furnished. The Administrator shall furnish to the Indenture Trustee, the Issuer, the Noteholders and the Certificateholders from time to time such additional information regarding the Collateral as the Indenture Trustee, the Issuer, the Noteholders and the Certificateholders shall reasonably request.

5.          Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer or the Owner Trustee, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee, respectively, in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

6.          No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and any of the Issuer, the Owner Trustee or any Certificateholder as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them, or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

7.          Other Activities of the Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its or their sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

8.	Term of Agreement; Resignation and Removal of Administrator.

(a)       This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

(b)       Subject to Section 8(e) of this Agreement, the Administrator may, with the written consent of the Indenture Trustee (to be given or withheld in its sole discretion), resign its duties hereunder by providing the Issuer, the Noteholders, the Indenture Trustee [and the Back-up Administrator] with at least 60 days’ prior written notice.

(c)       Subject to Section 8(e) of this Agreement, the Indenture Trustee, at the direction of certain Noteholders as required by the Indenture, may remove the Administrator without cause by providing the Administrator [and the Back-up Administrator] with at least 60 days’ prior written notice.

(d)       Subject to Section 8(e) of this Agreement, at the option of the Indenture Trustee, at the direction of certain Noteholders as required by the Indenture, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

(i)        The Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, the Administrator shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

(ii)       A court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, with respect to any involuntary case commenced against the Administrator under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or shall appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii)      The Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for it or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of its creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Owner Trustee, the Noteholders, the Indenture Trustee [and the Back-up Administrator] within two Business Days after the happening of such event.

(e)       No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer (with the consent of the Owner Trustee pursuant to Section 12 of this Agreement) and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder. [Notwithstanding the foregoing, if no successor Administrator shall have been appointed and agreed in writing to be bound by the terms of this Agreement within two Business Days of the occurrence of any event described in Section 8(d)(ii) or (iii) of this Agreement, then the Back-up Administrator shall automatically succeed to the rights and obligations of the Administrator under this Agreement, and shall execute an amendment to this Agreement whereby the Back-up Administrator agrees to be bound by the terms and conditions of this Agreement; provided, however, that the Back-up Administrator, as successor Administrator, shall have no obligations under Sections 1(a)(i)(E) or 1(a)(ii) of this Agreement.]

(f)        The appointment of any successor Administrator, [other than the Back-up Administrator,] shall be effective only after each Rating Agency, after having been given 10 days’ prior notice of such proposed appointment, shall have declared in writing that such appointment will not result in a reduction or withdrawal of the then-current rating of the Notes.

9.          Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) of this Agreement or the resignation or removal of the Administrator pursuant to Section 8(b) or (c) of this Agreement, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) of this Agreement deliver to the Issuer as appropriate, all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or (c) of this Agreement, the Administrator shall cooperate with the Issuer and take all reasonable steps, at the sole cost and expense of the Issuer, requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

10.        Reports. The Issuer and Administrator acknowledge and agree that the purpose of this Section 10 is to facilitate compliance by the Issuer with the provisions of Regulation AB and related rules and regulations of the Securities and Exchange Commission. Neither the Issuer nor the Administrator shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act of 1933, as amended, the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder. The Administrator acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Securities and Exchange Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Issuer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection therewith, the Administrator shall cooperate fully with the Issuer, to deliver to the Issuer (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Issuer to permit the Issuer to comply with the provisions of Regulation AB.

The Issuer (including any of its assignees or designees) shall cooperate with the Administrator by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Issuer’s reasonable judgment, to comply with Regulation AB.

If so requested by the Issuer for the purpose of satisfying its reporting obligation under the Exchange Act, the Administrator shall (i) notify the Issuer in writing of any material litigation or governmental proceedings pending against the Administrator and (ii) provide to the Issuer a description of such proceedings.

As a condition to the succession to the Administrator by any person (i) into which the Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Administrator, the Administrator shall provide to the Issuer, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the Issuer of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Issuer all information reasonably requested by the Issuer in order to comply with its reporting obligation under Item 6.02 of Form 8-K.

In addition to such information as the Administrator is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Issuer, the Administrator shall provide such information regarding the performance or servicing of the Financed Student Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.

On or before _______ of each calendar year, commencing in ______, the Administrator shall deliver to the Issuer a statement of compliance addressed to the Issuer and signed by an authorized officer of the Administrator, to the effect that (i) a review of the Administrator’s activities during the immediately preceding [calendar] [fiscal] year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Administrator has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

On or before _______ of each calendar year, commencing in ____, the Administrator shall:

(i)        deliver to the Issuer a report (in form and substance reasonably satisfactory to the Issuer) regarding the Administrator’s assessment of compliance with the Servicing Criteria (as defined on Exhibit B hereto) during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Issuer and signed by an authorized officer of the Administrator, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B attached to this Agreement; and

(ii)       deliver to the Issuer a report of a registered public accounting firm, that attests to, and reports on, the assessment of compliance made by the Administrator and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

The items set forth in clauses (i) and (ii) above will not be required unless the Issuer is required under the Exchange Act to file an annual report on Form 10-K with respect to the Issuer.

11.        Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)	If to the Issuer, to:

MRU Student Loan Trust 20__-__

[Insert Address]

Attention: _____________

Telephone: ____________

Facsimile:	____________

(b)	If to the Administrator, to:

MRU Holdings, Inc.

590 Madison Avenue, 13th Floor

New York, New York 10022

Attention: Capital Markets

Telephone: (212) 398-1780

Facsimile:	(212) 444-7530

(c)	If to the Indenture Trustee [or the Back-up Administrator,] to:

_______________

[Insert Address]

Attention: ____________

Telephone: ___________

Facsimile:	___________

(d)	If to the Owner Trustee, to:

______________

[Insert Address]

Attention: ____________

Telephone: ___________

Facsimile:	___________

(e)	If to the Depositor, to:

MRU ABS II LLC

c/o MRU Holdings, Inc.

590 Madison Avenue, 13th Floor, Suite 200

New York, New York 10022

Attention: Capital Markets

Telephone: (646) 467-9261

Facsimile:   (206) 202-1015

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

12.	Amendments.

(a)       This Agreement may be amended from time to time by the parties hereto as specified in this Section, provided that any amendment must be accompanied by the written consent of the Indenture Trustee, the Owner Trustee, a majority of the outstanding principal amount of the Interested Noteholders, [the Back-up Administrator] and, the Certificateholders and an Opinion of Counsel to the Indenture Trustee and the Owner Trustee to the effect that such amendment complies with the provisions of this Section.

(b)       If the purpose of the amendment (as detailed therein) is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered (i.e., to give effect to the intent of the parties and, if applicable, to the expectations of the Noteholders and Certificateholders), it shall not be necessary to obtain the consent of the Noteholders or Certificateholders, but the Indenture Trustee shall be furnished with a letter from each Rating Agency that the amendment will not result in the downgrading or withdrawal of the then-current rating assigned to any Note.

(c)       If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Note is outstanding (i.e., technical in nature), it shall not be necessary to obtain the consent of any Noteholder or Certificateholder, but the Indenture Trustee, the Owner Trustee and the Administrative shall be furnished with an Opinion of Counsel from counsel to the Issuer that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to the Noteholders.

(d)       If the purpose of the amendment is to add or eliminate or change any provision of the Agreement other than as contemplated in (b) and (c) above, the amendment shall require the consent of each Rating Agency and certain Noteholders to the extent required by the Indenture; provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on the Notes without the consent of all Noteholders as required by the Indenture.

(e)       It shall not be necessary to obtain the consent of a Rating Agency to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

13.        Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer, the Owner Trustee, certain Noteholders as required by the Indenture, [the Back-up Administrator,] and the Indenture Trustee and unless each Rating Agency, after having been given 10 days’ prior notice of such assignment, shall have declared in writing that such assignment will not result in a reduction or withdrawal of the then-current rating of the Notes or Certificates. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator, without the consent of the Indenture Trustee, the Issuer, the Depositor or the Owner Trustee, to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, the Owner Trustee, the Indenture Trustee [and the Back-up Administrator] an agreement in which such corporation or other organization agrees to be bound hereunder in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any such permitted successors or assigns of the parties hereto.

14.        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws provisions thereof (other than Section 5-1401 of the New York General Obligations Law).

15.        Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

16.        Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

17.        Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.        Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been executed by ______________, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall ______________ in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

19.        Third Party Beneficiary. The parties hereto acknowledge that the Noteholders and Certificateholders are express third party beneficiaries hereof and are entitled to enforce their respective rights hereunder as if actually parties hereto.

20.        No Petition. The parties hereto will not at any time institute against the Issuer any bankruptcy proceeding under any United States federal or state bankruptcy or similar law in connection with any obligations of the Issuer under any Basic Document; provided, however, in no event shall this provision prohibit the Indenture Trustee from filing a claim in any such proceeding or otherwise participate in any such proceeding.

21.        Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

22.        Rights, Privileges and Immunities.Each of the parties hereto acknowledge and agree that the rights, privileges and immunities given to the Indenture Trustee in the Indenture are expressly provided to ______________., in its capacity [as Back-up Administrator and] as successor Administrator under this Agreement.

23.        [Removal of Back-up Administrator. The Administrator may terminate this Agreement with respect to the role of the Back-up Administrator, provided the Back-up Administrator has not at such time been acting as Administrator and provided that the Rating Agency Conditions is satisfied, whereupon the Back-up Administrator will be removed hereunder with no replacement and there shall be no further requirement for the role of Back-up Administrator to be filled.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

MRU STUDENT LOAN TRUST 20__-__

By: ______________, not in its individual capacity but solely as Owner Trustee

By: _______________________
Name:
Title:

______________,
not in its individual capacity but solely as
Owner Trustee

By: _______________________
Name:
Title:

______________,
as Indenture Trustee [and Back-up Administrator]

By:
Name:
Title:

MRU HOLDINGS, INC.

By: __________________________
Name:
Title:

MRU ABS II LLC

By: _________________________
Name:
Title:

EXHIBIT A

POWER OF ATTORNEY

STATE OF DELAWARE	)
)
COUNTY OF NEW CASTLE	)

KNOW ALL MEN BY THESE PRESENTS, that MRU Student Loan Trust 20__-__ (the “Issuer”), does hereby make, constitute and appoint MRU Holdings, Inc. as administrator under the Administration Agreement dated as of ___, 20__ (the “Administration Agreement”), among the Issuer, ______________, as Owner Trustee, ______________, as Indenture Trustee and Back-up Administrator, MRU ABS II LLC, and MRU Holdings, Inc., as Administrator, as the same may be amended from time to time, as well as its agents and attorneys, as Attorney-in-Fact to execute on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Trust Related Agreements, including, without limitation, to appear for and represent the Issuer in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Issuer, and with full power to perform any and all acts associated with such returns and audits that the Issuer could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

All powers of attorney for these purposes heretofore filed or executed by the Issuer are hereby revoked.

Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Administration Agreement.

EXECUTED as of ___, 20__.

MRU STUDENT LOAN TRUST 20__-__

By: ______________, not in its individual
capacity but solely as Owner Trustee

By: _________________________
Name:
Title:

SCHEDULE A

Duties of the Issuer or Owner Trustee

Performed by the Administrator under the Trust Agreement

(A)	Filing tax returns, reports and forms under Section 5.04.
(B)	Furnishing documents to the Certificateholders under Section 7.02.
(C)	Filing a Certificate of Termination of the Trust upon termination pursuant to Section 9.01.
(D)	Appointing separate trustees under Section 10.05.
(E)	Obtaining execution by the Certificateholders of any amendment to the Trust Agreement thereunder.

Duties of the Administrator under the Indenture

Providing the statements to Noteholders required under Section 8.09.

Providing, signing and filing such reports as required by Section 314(a) of the Trust Indenture Act of 1939, as amended, the Sarbanes Oxley Act of 2002 and any federal and state securities laws.

Providing instructions to the Indenture Trustee as required under Sections 8.02, 8.06, 8.08 and 8.10.

Preparing and making Servicer filings under Sections 10.01 and 10.02.

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT
OF COMPLIANCE

The assessment of compliance to be delivered by the Administrator shall address, at a minimum, the criteria identified below (the “Servicing Criteria”):

Reference	Criteria	Applicability
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the Basic Documents.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the Basic Documents to maintain a back-up servicer for the student loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)

Payments on student loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the Basic Documents.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the Basic Documents.

1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the Basic Documents.

1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the Basic Documents. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the Basic Documents; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the Basic Documents.

Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the Basic Documents and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the Basic Documents; (B) provide information calculated in accordance with the terms specified in the Basic Documents; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of student loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the Basic Documents.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the Basic Documents.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on student loans is maintained as required by the Basic Documents or related student loan documents.
1122(d)(4)(ii)	Student loan and related documents are safeguarded as required by the Basic Documents
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the Basic Documents.
1122(d)(4)(iv)

Payments on student loans, including any payoffs, made in accordance with the related student loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the Basic Documents, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related student loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the student loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s student loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the Basic Documents and related pool asset documents.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the Basic Documents.

1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a student loan is delinquent in accordance with the Basic Documents. Such records are maintained on at least a monthly basis, or such other period specified in the Basic Documents, and describe the entity’s activities in monitoring delinquent student loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for student loans with variable rates are computed based on the related student loan documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s student loan documents, on at least an annual basis, or such other period specified in the Basic Documents; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable student loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related student loans, or such other number of days specified in the Basic Documents.

1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the Basic Documents.

1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the Basic Documents.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the Basic Documents.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the Basic Documents.